Exhibit 99.1

Quotient Technology Inc. Announces Preliminary Financial Results for Third Quarter 2015 and Updates Business Outlook for Fiscal 2015

MOUNTAIN VIEW, Calif., Oct. 22, 2015 /PRNewswire/ -- Quotient Technology Inc. (NYSE: QUOT), which recently changed its name from Coupons.com Incorporated, a leader in digital transformation of the multi-billion dollar promotions industry, today announced preliminary financial results for the third quarter of 2015. Revenues are expected to be approximately $56.4 million to $56.5 million and Adjusted EBITDA is expected to be approximately $2.0 million to $2.2 million for the third quarter ended September 30, 2015. These preliminary, unaudited results are based on management's initial review of operations for the quarter ended September 30, 2015 and remain subject to completion of Quotient's customary quarterly closing and review procedures.

"While the fundamentals of the business remain solid, our third quarter financial results were impacted by softer digital print transactions compared with a year ago. Contributing factors included a weaker back to school season, and an increasing number of consumers wanting to print from their mobile device. A few weeks ago, we rolled out a solution enabling all mobile users to print directly from their devices," said Steven Boal, CEO of Quotient. "Additionally, our full year expectations have been impacted by the timing of this year's Retailer iQ implementations and marketing schedules. Consumer adoption continues to build with those retailers already live. We continue to add new retailers to the platform, and look forward to updating you on our progress on our earnings call on November 4th."

Business Outlook Update

As of today, Quotient is providing the following update to its business outlook for full year 2015.

For the full year of 2015, total revenue is expected to be in the range of $225 million to $229 million. This range includes one anticipated retailer banner rollout onto Retailer iQ, our data-driven platform that enables personalized digital content, in the fourth quarter. Adjusted EBITDA for the full year of 2015 is expected to be in the range of $11 million to $13 million.

Company to Report Full Third Quarter 2015 Financial Results on November 4, 2015

The Company will report full third quarter 2015 financial results after market close on November 4, 2015. Following the release of financials, management will host a conference call to discuss the results at 5:00 p.m. EST/ 2:00 p.m. PST.

To access the call, please dial (877) 201-0168, or outside the U.S. (647) 788-4901, with Conference ID# 60811794 at least five minutes prior to the 2:00 p.m. PST start time. A live webcast will be available at http://investors.coupons.com under the Events and Presentations menu. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient has presented Adjusted EBITDA, a non-GAAP financial measure, in this press release, because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve its annual budget, to develop short and long-term operational plans, and to determine bonus payouts. In particular, the Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of its core business. Additionally, Adjusted EBITDA is a key financial measure used by the compensation committee of the board of directors in connection with the determination of compensation for its executive officers. Accordingly, Quotient believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as our management and board of directors. Quotient defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense) – net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, gain on sale of a right to use a web domain name and change in fair value of contingent consideration.

Quotient's use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP. Some of these limitations are:

  Although depreciation and amortization are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements;
  Adjusted EBITDA does not reflect: (i) changes in, or cash requirements for, working capital needs; (ii) the potentially dilutive impact of stock-based compensation; (iii) tax payments that may represent a reduction in cash available to Quotient; (iv) the effects of interest expense, other income (expense) – net, income taxes, depreciation and amortization, stock-based compensation, gain on a sale of a right to use a web domain name, and change in fair value of contingent consideration; and (v) other companies, including companies in its industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and the Company's other GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see "Reconciliation of Projected Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning Quotient's current expectations and projections about future events and financial trends affecting its business. Forward looking statements in this press release include Quotient's current expectations with respect to preliminary revenues and Adjusted EBITDA for the third quarter and full year 2015. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Quotient's management at the date of this press release and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, possible accounting adjustments made in the process of finalizing reported financial results; Quotient's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the Company's ability to adapt to changing market conditions, including the Company's ability to adapt to changes in consumer habits, including mobile device usage; seasonal variations in consumer behavior; the Company's ability to retain and expand its business with existing CPGs and retailers; the Company's ability to negotiate fee arrangements with CPGs and retailers; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms and add retailers to such platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; the Company's ability to attract and retain qualified employees and key personnel; the Company's ability to successfully integrate acquired companies into its business, and other factors identified in Quotient's filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K filed with the SEC on March 19, 2015 and quarterly reports on Form 10-Q filed with the SEC on May 14, 2015 and August 13, 2015 with the SEC. Additional information will also be set forth in Quotient's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that the Company makes with the SEC. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Quotient Technology Inc.

Quotient Technology Inc. (NYSE: QUOT), which recently changed its name from Coupons.com Incorporated, is a leading digital promotion and media platform that connects brands, retailers and consumers. We distribute digital coupons and media through a variety of products, including: digital printable coupons, digital paperless coupons, coupon codes, and card linked offers. We operate Retailer iQ, a mobile-first, real-time digital coupon platform that connects directly into a retailer's point-of-sale system and provides targeting and analytics for manufacturers and retailers. We also power digital coupon initiatives in online marketing campaigns -- including display and video advertising. Our distribution network includes our flagship site, Coupons.com, approximately 30,000 third-party publishers, as well as our mobile applications, Coupons.com and Grocery iQ, and those of our many partners. Clients include hundreds of consumer packaged goods companies, such as Clorox, Procter & Gamble, General Mills and Kellogg's, as well as top retailers like Albertsons-Safeway, CVS, Dollar General, Kroger, and Walgreens. Founded in 1998, Quotient is based in Mountain View, Calif., and is bringing the multi-billion dollar offline promotions industry into the digital world. Investors interested in learning more about the company can visit http://coupons.com/corporate and follow us on Twitter at @couponsinc.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF PROJECTED NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30, 2015
	Range - Low	Range - High
Net loss	$ (9,900)	$ (9,700)
Adjustments:
Stock-based compensation	8,100	8,100
Depreciation and amortization	4,100	4,100
Change in fair value of contingent consideration	(240)	(240)
Interest expense	125	125
Other income (expense), net	(50)	(50)
Provision for (benefit from) income taxes	(120)	(125)
Gain on sale of a right to use a web domain name	—	—

Total adjustments	$ 11,915	$ 11,910

Adjusted EBITDA	$ 2,015	$ 2,210

Logo - http://photos.prnewswire.com/prnh/20151022/279702LOGO

CONTACT: Investor Relations: Stacie Clements, Vice President, Investor Relations, Phone: 650-605-4535, ir@couponsinc.com or Media: Paul Sloan, Vice President, Communications, Phone: 650-396-8754, press@couponsinc.com